Exhibit 99.1

Allarity Therapeutics Secures First Commercial Agreement Under New CLIA Laboratory Services Strategy, Establishing Potential Path to Additional Recurring Revenue

- Agreement complements revenue from standard gene expression and DRP® services

- Development and validation services will support a European biotechnology company’s precision oncology predictive device for use in the United States

- Strategy expands commercial use of existing laboratory capabilities

- Stenoparib remains the Company’s top development priority

TARPON SPRINGS, Fla., October 30, 2026 – Allarity Therapeutics, Inc. (“Allarity” or the “Company”) (NASDAQ: ALLR), a Phase 2 clinical-stage pharmaceutical company dedicated to developing stenoparib (2X-121)—a differentiated, dual PARP and WNT pathway inhibitor—

today announced its first revenue-generating contract under its newly established CLIA-certified laboratory services strategy.

CLIA certification is a U.S. regulatory requirement for laboratories performing testing on specimens from humans, such as blood, body fluids, and tissue. The agreement represents the first commercial validation of Allarity’s CLIA-certified laboratory services strategy following the Company’s receipt of CLIA certification in July 2026.

Under the agreement, Allarity will provide a European biotechnology company with development, validation and related laboratory services to support implementation of a proprietary precision oncology predictive device for use in the United States. Successful completion of the program could lead to ongoing commercial testing and CLIA-related service revenues.

“This agreement moves our newly established CLIA laboratory services strategy into commercial execution, building on our existing gene expression and DRP® services business,” said Thomas Jensen, Chief Executive Officer of Allarity Therapeutics. “For shareholders, the opportunity is to generate additional value from capabilities we have already built while maintaining stenoparib as our top development priority.”

Allarity Therapeutics, Inc. | 123 E Tarpon Ave | Tarpon Springs, Florida | U.S.A. | NASDAQ: ALLR | www.allarity.com

Allarity obtained a Certificate of Registration under the Clinical Laboratory Improvement Amendments (CLIA) for its Hørsholm laboratory, in part to enable the Company to perform biomarker testing internally in support of the continued clinical development of stenoparib and its DRP® companion diagnostic strategy.

The Company also identified the opportunity to offer its CLIA-certified laboratory capabilities to other biotechnology and pharmaceutical companies, particularly European drug developers seeking laboratory support for precision oncology programs intended for U.S. clinical development or commercialization. This first commercial agreement provides an initial foundation for pursuing that broader service opportunity.

About Allarity Therapeutics

Allarity Therapeutics, Inc. (NASDAQ: ALLR) is a clinical-stage pharmaceutical company focused on developing personalized cancer treatments. The Company is developing stenoparib, a novel PARP/tankyrase inhibitor for patients with advanced ovarian cancer, and is using its proprietary DRP® technology to develop a companion diagnostic designed to identify patients expected to derive the greatest clinical benefit from stenoparib. Allarity’s principal operations are located in Denmark, and its U.S. business address is in Florida. For more information, visit www.allarity.com.

About Stenoparib/2X-121

Stenoparib is an orally available, small-molecule dual-targeted inhibitor of PARP1/2 and tankyrase 1/2. Tankyrases have emerged as potential therapeutic targets in cancer due in part to their role in regulating the WNT signaling pathway. Aberrant WNT/β-catenin signaling has been implicated in the development and progression of numerous cancers, including drug-resistant cancers. Through its inhibition of PARP and the WNT signaling pathway, stenoparib has the potential to provide therapeutic benefit across multiple cancer types, including ovarian cancer, small cell lung cancer and colorectal cancer.

Allarity has secured exclusive global rights to develop and commercialize stenoparib, which was originally developed by Eisai Co., Ltd. and was formerly known as E7449 and 2X-121.

Allarity has completed its first Phase 2 trial evaluating stenoparib in patients with advanced ovarian cancer. The trial demonstrated promising and durable clinical benefit in patients with ovarian cancer who received two or more prior lines of therapy and were treated with stenoparib twice daily. Updated data from the trial were presented at the AACR Special Conference on Advances in Ovarian Cancer in September 2025. These analyses remain subject to change as the study data mature.

Allarity Therapeutics, Inc. | 123 E Tarpon Ave | Tarpon Springs, Florida | U.S.A. | NASDAQ: ALLR | www.allarity.com

Based on the emerging clinical experience with stenoparib, Allarity developed a new protocol focused on patients with platinum-resistant ovarian cancer, which began enrolling patients in the summer of 2025. The amended protocol enrolls only platinum-resistant or platinum-ineligible patients and is designed to advance the clinical development of stenoparib toward potential FDA approval.

In parallel, a separate Phase 2 trial evaluating stenoparib in combination with temozolomide for patients with relapsed small cell lung cancer, or SCLC, began enrolling in early 2026 and is currently enrolling patients at multiple U.S. Department of Veterans Affairs sites.

About the Drug Response Predictor – DRP® Companion Diagnostic

Allarity uses its drug-specific DRP® technology to identify patients who, based on the gene expression signature of their cancer, may be more likely to benefit from a particular drug. By screening patients before treatment, and selecting those with a sufficiently high, drug-specific DRP score, the DRP technology is designed to increase the likelihood of therapeutic benefit.

The DRP methodology is based on the comparisons of sensitive and resistant human cancer cell lines, and incorporates transcriptomic data, clinical tumor biology filters and prior clinical trial outcomes. The DRP uses messenger RNA expression profiles derived from patient biopsies to generate drug-specific predictive scores.

The DRP® platform has demonstrated the ability to provide statistically significant predictions of clinical outcome following drug treatment across dozens of retrospective and prospective clinical studies. The platform is designed for potential application across multiple cancer types, is patented for dozens of anti-cancer drugs and has been extensively described in peer-reviewed scientific literature.

Follow Allarity on Social Media

LinkedIn: https://www.linkedin.com/company/allaritytx/

Allarity Therapeutics, Inc. | 123 E Tarpon Ave | Tarpon Springs, Florida | U.S.A. | NASDAQ: ALLR | www.allarity.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of applicable federal securities laws. Forward-looking statements reflect current expectations or forecasts regarding future events. The words “anticipates,” “believes,” “continues,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include, but are not limited to, statements regarding the successful performance of services under the Company’s CLIA-certified laboratory services agreement; the potential for the agreement and the Company’s laboratory capabilities to generate recurring commercial revenue; future demand for the Company’s CLIA-certified services; the continued development of stenoparib and the Company’s DRP® companion diagnostic strategy; and the Company’s expectation that its existing working capital will be sufficient to fund operations into the summer of 2028. Any forward-looking statements in this press release are based on management’s current expectations of future events and are subject to multiple risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, risks that the development or validation activities may not be successfully completed; that the customer’s program may not advance to commercial testing; that the agreement may not generate recurring revenues or lead to additional commercial agreements; changes in applicable regulatory requirements; and the possibility that the Company’s operating expenses, financing needs or other circumstances may differ from current expectations. For a discussion of risks and uncertainties and other important factors that could cause actual results to differ materially from those contained in the forward-looking statements, see the risk factors and other disclosures in Allarity’s filings with the SEC, including its most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. These filings are available through the SEC’s website. All information in this press release is as of the date of the release, and the Company undertakes no obligation to update or revise this information, except as required by applicable law.

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Company Contact:

investorrelations@allarity.com

Media Contact:

Thomas Pedersen

Carrotize PR & Communications

+45 6062 9390

tsp@carrotize.com

Allarity Therapeutics, Inc. | 123 E Tarpon Ave | Tarpon Springs, Florida | U.S.A. | NASDAQ: ALLR | www.allarity.com